Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Jackson Variable Series Trust:

We consent to the use of our report dated February 23, 2018, with respect to the financial statements of  JNL/MMRS Conservative Fund, JNL/MMRS Growth Fund, and JNL/MMRS Moderate Fund, each a series of JNL Series Trust as of December 31, 2017, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement and Prospectus filed on Form N-14.
/s/ KPMG LLP
Chicago, Illinois
May 11, 2018